PROXY

                             DIRECTION TO TRUSTEE

                  WATKINS-JOHNSON COMPANY EMPLOYEE STOCK OWNERSHIP PLAN
                 WATKINS-JOHNSON EMPLOYEES' PROFIT SHARING INVESTMENT PLAN

   I hereby direct you as Trustee of the Watkins-Johnson Employee Stock Ownership Plan and the Watkins-Johnson Employees' Profit Sharing Investment Plan to vote the shares of Watkins-Johnson Company common stock credited to my account under the aforementioned plans at the Annual Meeting of Shareowners of Watkins-Johnson Company, to be held at the main office of the Company, 3333 Hillview Avenue, Palo Alto, California 94304, at 10:00 o'clock in the morning on Saturday, April 9, 1994, and at any adjournment or postponement thereof.


   I have filled in the appropriate boxes on the other side of this card, and I authorize you to vote as indicated. Pursuant to the plans, in the absence of any instructions from me as to any item, shares credited to my account shall be voted by you, as Trustee, in the same proportion as shares are voted for which instructions are received.


COMMENTS/ADDRESS CHANGE: PLEASE MARK COMMENT/ADDRESS BOX ON REVERSE SIDE

                            (Continued and to be signed on other side)

- ----------
  COMMON

MANAGEMENT RECOMMENDS A VOTE FOR THE NOMINEES FOR DIRECTOR LISTED BELOW AND FOR PROPOSAL 2 AND 3.

Item 1--ELECTION OF DIRECTORS
Nominees: Dean A. Watkins
          H. Richard Johnson
          W. Keith Kennedy
          John J. Hartmann
          Rita Ricardo-Campbell
          Jack L. Shepard
          Von R. Eshleman
          Raymond F. O'Brien
          William R. Graham

To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.

- ----------




Item 2--To approve the appointment of Deloitte & Touche as independent accountants of the Company for the fiscal year 1994.

                               FOR   AGAINST   ABSTAIN
                               / /     /  /      /  /



Item 3--In their discretion, to vote upon any and all such other matters as may properly come before the meeting or any adjournment or postponement thereof.


SHAREOWNERS ARE URGED TO MARK, DATE, SIGN AND RETURN THIS PROXY IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.


I PLAN TO ATTEND MEETING                 /  /

COMMENTS/ADDRESS CHANGE
Please mark this box if you             /  /
have written comments/address change
on the reverse side.

SIGNATURE(S)                                        DATE
             --------------------------------------      --------------

NOTE: PLEASE SIGN AS NAME APPEARS HEREON. JOINT OWNERS SHOULD EACH SIGN.
      WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH.